Exhibit 10.6
Amendment No. 2 to Employment Agreement
between JMGT, LLC, Jushi Holdings, Inc. and Louis Jon Barack
This Amendment No. 2 (“Agreement”) is entered into by and between JMGT, LLC (“Company”), Jushi Holdings, Inc. (“Parent”) and Louis Jon Barack (“Executive”) (collectively the “Parties”).
    WHEREAS, effective May 1, 2019, JMGT, LLC and the Executive entered into an Employment Agreement (the “Employment Agreement”). Capitalized terms, to the extent not defined herein, shall be as defined in the Employment Agreement;
    WHEREAS, on June 9, 2019, Jushi Holdings, Inc. became the parent company of JMGT, LLC.
    WHEREAS, the Employment Agreement provided for an Anniversary Bonus of Fifty Thousand and No/100 Dollars ($50,000.00) (as defined in the Employment Agreement);
    WHEREAS, on June 9, 2020, the Employment Agreement was amended to remove the Anniversary Bonus and, instead, provide Executive with a discretionary performance-based bonus to be determined by the Compensation Committee of the Board of Directors;
    WHEREAS, the Employment Agreement provides for a Severance Payment of six (6) months of Executive’s Base Salary for a termination without Cause or a Termination Due to a Change in Control (as defined in the Employment Agreement);
WHEREAS, on November 5, 2024, the Parent appointed Executive as Chief Revenue Officer in addition to his position as President;
WHEREAS, in an effort to retain Executive, and after consultation with the Parent’s Board of Directors (“Board”), the Parties have agreed to: (i) a target of up to 80% of his Base Salary for the performance-based bonus and provide for Executive to continue to be eligible for such performance-based bonus in a prorated manner if Executive’s Termination is due to a Change in Control before the payment date; and (ii) increase Executive’s Severance Payment from six (6) months to 12 months of the Executive’s Base Salary.
    NOW THEREFORE, in consideration of the mutual promises contained herein, the Parties agree to the following:
1.Executive’s performance-based bonus will have an annual target of up to 80% of Employee’s Base Salary and can be paid in cash or stock at the Parent’s discretion and subject to Board approval, where applicable (“Short-Term Incentive Bonus”). In the case of Executive’s Termination due to a Change in Control, the Short-Term Incentive Bonus for the current measurement year, January - December, will be prorated based on the number of days Executive was employed by the Company during that fiscal year. The Short-Term Incentive Bonus program including the measurement year for the performance bonus is subject to change

2.Executive’s Severance Payment shall be increased from six (6) months to 12 months of the Executive’s Base Salary.

3.Section 3(d) of the Employment Agreement entitled “Expenses” and Section 24 of the Employment Agreement entitled “Code Section 409A Compliance” is hereby incorporated into this Agreement in full by reference.

4.By signing this Agreement, Executive acknowledges and agrees that, notwithstanding anything to the contrary in any agreement between Executive and the Company, or any of its affiliates, including, but not limited to the Employment Agreement and any equity award or any program, plan or arrangement of the Company, the Parent, or any of the Company or the Parent’s affiliates, the change to the Executive’s bonus when made shall constitute payment of such bonus in full, and has been implemented with Executive’s consent and shall not constitute a breach of any obligation of the Company, the Parent, or any of the Company or the Parent’s affiliates to the Executive.

5.Except as otherwise provided herein, nothing in this Agreement constitutes a waiver of any other compensation or benefits to which Executive may be entitled or a waiver of any of Executive’s rights under any agreement between Executive and the Company and/or the Parent.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

EXECUTIVE
Date: November 5, 2024	By:	/s/ Louis Jon Barack
Louis Jon Barack

COMPANY
JMGT, LLC
Date: November 5, 2024	By:	/s/ Jim Cacioppo
Jim Cacioppo
Authorized Representative

PARENT
Jushi Holdings, Inc.
Date: November 5, 2024	By:	/s/ Jim Cacioppo
Jim Cacioppo
Chief Executive Officer